UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
January 22, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2007, Wherify Wireless, Inc. (“Wherify”) borrowed $58,000, $29,000 and $29,000 from Timothy J. Neher, Chief Executive Officer and a Director of Wherify, Wade Fenn, a Director of Wherify, and W. Douglas Hajjar, a Director of Wherify, respectively, and issued to Messrs. Neher, Fenn and Hajjar promissory notes pursuant to which Wherify agreed to pay their principal plus any lending costs incurred in connection with making such loans to Wherify, and, if not repaid within 20 days, to pay interest on the outstanding amount at a rate of 7.5% per annum, and to repay the outstanding amount and any accrued and unpaid interest on demand.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2007, Wherify borrowed $58,000, $29,000 and $29,000 from Timothy J. Neher, Chief Executive Officer and a Director of Wherify, Wade Fenn, a Director of Wherify, and W. Douglas Hajjar, a Director of Wherify, respectively, and issued to Messrs. Neher, Fenn and Hajjar promissory notes pursuant to which Wherify agreed to pay their principal plus any lending costs incurred in connection with making such loans to Wherify, and, if not repaid within 20 days, to pay interest on the outstanding amount at a rate of 7.5% per annum, and to repay the outstanding amount and any accrued and unpaid interest on demand.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: January 26, 2007	By:	/s/ Mark E. Gitter
Mark E. Gitter
Title: Chief Financial Officer and Treasurer